Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

John Doherty

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

(212) 361-4385

(Name, address and telephone number of agent for service)

AMC Networks Inc.

(Issuer with respect to the Securities)

Delaware	27-5403694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State	Primary Standard Industrial Classification No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
11 PENN TV, LLC	Delaware	4841	01-0689406	DE
AMC FILM HOLDINGS LLC	Delaware	4841	04-3734671	DE
AMC NETWORK ENTERTAINMENT LLC	New York	4841	11-2840178	NY
AMC NETWORKS BROADCASTING & TECHNOLOGY	New York	4841	11-2542002	NY
AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC	Delaware	4841	27-0813860	DE
AMC TELEVISION PRODUCTIONS LLC	Delaware	4841	27-2310716	DE
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION	Delaware	4841	65-1189249	DE
CROSSED PENS DEVELOPMENT LLC	Delaware	4841	45-3576275	DE
DIGITAL STORE LLC	Delaware	4841	27-0933987	DE
FIVE MOONS PRODUCTION I LLC	Delaware	4841	45-3576409	DE
HALT AND CATCH FIRE PRODUCTIONS I LLC	Delaware	4841	90-0912902	DE
IFC ENTERTAINMENT HOLDINGS LLC	Delaware	4841	27-0934047	DE
IFC ENTERTAINMENT LLC	Delaware	4841	11-3616018	DE
IFC FILMS LLC	Delaware	4841	11-3561503	DE
IFC IN THEATERS LLC	Delaware	4841	20-4459072	DE
IFC PRODUCTIONS I L.L.C.	Delaware	4841	11-3369804	DE
IFC THEATRES CONCESSIONS LLC	Delaware	4841	20-8774978	DE
IFC THEATRES, LLC	Delaware	4841	11-3554063	DE
IPTV LLC	Delaware	4841	61-1678090	DE
LS VOD COMPANY LLC	Delaware	4841	11-3544990	DE
LS VOD HOLDINGS LLC	Delaware	4841	11-3562802	DE
MAKING WAVES STUDIO PRODUCTIONS LLC	Delaware	4841	45-3576566	DE
PEACH PIT PROPERTIES LLC	Delaware	4841	90-0875642	DE
PHILLY PRODUCTIONS LLC	Delaware	4841	36-4744101	DE
RAINBOW FILM HOLDINGS LLC	Delaware	4841	11-3587524	DE
RAINBOW MEDIA ENTERPRISES, INC.	Delaware	4841	20-1092081	DE
RAINBOW MEDIA HOLDINGS LLC	Delaware	4841	11-3342870	DE
RAINBOW NATIONAL SERVICES LLC	Delaware	4841	20-1361543	DE
RAINBOW PROGRAMMING HOLDINGS LLC	Delaware	4841	20-1361503	DE
RECTIFY PRODUCTIONS LLC	Delaware	4841	45-3989305	DE
RECTIFY PRODUCTIONS II LLC	Delaware	4841	30-0751966	DE
RED MONDAY PROGRAMMING LLC	Delaware	4841	45-3576699	DE
RMH GE HOLDINGS I, INC.	Delaware	4841	59-3762711	DE
RNC HOLDING CORPORATION	Delaware	4841	11-3361228	DE
RNC II HOLDING CORPORATION	Delaware	4841	11-3527223	DE
SELECTS VOD LLC	Delaware	4841	27-0933903	DE
SLEUTH SECRETS PRODUCTIONS LLC	Delaware	4841	45-3576807	DE
SPORTS ON DEMAND LLC	Delaware	4841	04-3734666	DE
SUNDANCE CHANNEL ASIA LLC	Delaware	4841	27-0841492	DE
SUNDANCE CHANNEL EUROPE LLC	Delaware	4841	27-0834302	DE
SUNDANCE CHANNEL L.L.C.	Delaware	4841	13-3838288	DE
SUNDANCE FILM HOLDINGS LLC	Delaware	4841	45-4952641	DE
THE INDEPENDENT FILM CHANNEL LLC	Delaware	4841	11-3569217	DE
TURN PRODUCTIONS I LLC	Delaware	4841	61-1698740	DE
TWD PRODUCTIONS LLC	Delaware	4841	27-1833132	DE
TWD PRODUCTIONS II LLC	Delaware	4841	27-4826915	DE
TWD PRODUCTIONS III LLC	Delaware	4841	45-4318830	DE
TWD PRODUCTIONS IV LLC	Delaware	4841	32-0390371	DE
VOOM HD HOLDINGS LLC	Delaware	4841	57-1177144	DE
WE TV ASIA LLC	Delaware	4841	27-2037277	DE
WE: WOMEN’S ENTERTAINMENT LLC	Delaware	4841	11-3496672	DE
WEDDING CENTRAL LLC	Delaware	4841	27-0482721	DE
YEAH IPTV LLC	Delaware	4841	36-4727461	DE

11 Penn Plaza New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 3rd of December, 2012.

By:	/s/ John Doherty
John Doherty Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 3, 2012

	By:	/s/ John Doherty
John Doherty
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2012

($000’s)

6/30/2012
Assets
Cash and Balances Due From Depository Institutions	$15,399,893
Securities	72,720,824
Federal Funds	75,584
Loans & Lease Financing Receivables	211,830,660
Fixed Assets	5,286,747
Intangible Assets	12,383,063
Other Assets	25,125,941

Total Assets	$342,822,712

Liabilities
Deposits	$245,043,009
Fed Funds	6,587,299
Treasury Demand Notes	0
Trading Liabilities	937,898
Other Borrowed Money	35,563,317
Acceptances	0
Subordinated Notes and Debentures	5,829,815
Other Liabilities	11,359,611

Total Liabilities	$305,320,949

Equity
Minority Interest in Subsidiaries	$2,015,054
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	21,335,186

Total Equity Capital	$37,501,763

Total Liabilities and Equity Capital	$342,822,712

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